American Century Investment Trust
AMENDMENT NO. 1 TO AMENDED AND RESTATED MANAGEMENT AGREEMENT
This AMENDMENT NO. 1 TO AMENDED AND RESTATED MANAGEMENT AGREEMENT (“Agreement”) is effective as of November 1, 2025 (the “Effective Date”), by and between AMERICAN CENTURY INVESTMENT TRUST, a Massachusetts business trust and registered investment company (the “Company”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (the “Investment Manager”).
WHEREAS, the Company and the Investment Manager are parties to a certain Amended and Restated Management Agreement effective as of June 24, 2025 (the “Agreement”); and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new G Class for the series of shares titled U.S. Government Money Market.

    NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.Amendment of Schedule C. Schedule C to the Agreement is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule C attached hereto.

2.Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the effectiveness of those provisions of the Agreement.

3.Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

[Remainder of page intentionally left blank; signature page to follow.]

J:\LG\ACIT\Management Agreement\6.24.25\Am 1 to ACIT Amended and Restated Mgmt Agmt 6.24.25.docx    Page 1

American Century Investment Trust
IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective duly authorized officers to be effective as of the day and year first written above.

American Century Investment Management, Inc.	American Century Investment Trust
/s/ Victor Zhang	/s/ Patrick Bannigan
Victor Zhang	Patrick Bannigan
President	President

J:\LG\ACIT\Management Agreement\7-16-10\DRAFT Amended and Restated ACIT Mgmt Agmt July 2010.doc    Page 2

American Century Investment Trust
Schedule C
Complex Fee Schedules

ALL FUNDS EXCEPT CORE PLUS, DIVERSIFIED BOND, AND U.S. GOVERNMENT MONEY MARKET FUND

	Rate Schedules

Complex Assets	All Other Classes	R5 Class	G Class	I Class	R6 Class	Y Class
First $2.5 billion	0.3100%	0.1100%	0.0600%	0.2100%	0.0600%	0.1100%
Next $7.5 billion	0.3000%	0.1000%	0.0500%	0.2000%	0.0500%	0.1000%
Next $15.0 billion	0.2985%	0.0985%	0.0485%	0.1985%	0.0485%	0.0985%
Next $25.0 billion	0.2970%	0.0970%	0.0470%	0.1970%	0.0470%	0.0970%
Next $25.0 billion	0.2870%	0.0870%	0.0370%	0.1870%	0.0370%	0.0870%
Next $25.0 billion	0.2800%	0.0800%	0.0300%	0.1800%	0.0300%	0.0800%
Next $25.0 billion	0.2700%	0.0700%	0.0200%	0.1700%	0.0200%	0.0700%
Next $25.0 billion	0.2650%	0.0650%	0.0150%	0.1650%	0.0150%	0.0650%
Next $25.0 billion	0.2600%	0.0600%	0.0100%	0.1600%	0.0100%	0.0600%
Next $25.0 billion	0.2550%	0.0550%	0.0050%	0.1550%	0.0050%	0.0550%
Thereafter	0.2500%	0.0500%	0.0000%	0.1500%	0.0000%	0.0500%

ALL FUNDS EXCEPT CORE PLUS, DIVERSIFIED BOND, AND U.S. GOVERNMENT MONEY MARKET FUND

Series	Investor Class	R5 Class	A Class	C Class	G Class	I Class	R Class	R6 Class	Y Class
Prime Money Market Fund	Yes	No	Yes	Yes	No	No	No	No	No
Short Duration Inflation Protection Bond Fund	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes
Short Duration Fund	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	No

J:\LG\ACIT\Management Agreement\6.24.25\Am 1 to ACIT Amended and Restated Mgmt Agmt 6.24.25.docx    Page C-1

American Century Investment Trust
CORE PLUS FUND ONLY

	Rate Schedules
Complex Assets	Investor	A Class	C Class	G Class	I Class	R Class	R5 Class
First $2.5 billion	0.3100%	0.3100%	0.3100%	0.1100%	0.2100%	0.3100%	0.1100%
Next $7.5 billion	0.3000%	0.3000%	0.3000%	0.1000%	0.2000%	0.3000%	0.1000%
Next $15.0 billion	0.2985%	0.2985%	0.2985%	0.0985%	0.1985%	0.2985%	0.0985%
Next $25.0 billion	0.2970%	0.2970%	0.2970%	0.0970%	0.1970%	0.2970%	0.0970%
Next $25.0 billion	0.2870%	0.2870%	0.2870%	0.0870%	0.1870%	0.2870%	0.0870%
Next $25.0 billion	0.2800%	0.2800%	0.2800%	0.0800%	0.1800%	0.2800%	0.0800%
Next $25.0 billion	0.2700%	0.2700%	0.2700%	0.0700%	0.1700%	0.2700%	0.0700%
Next $25.0 billion	0.2650%	0.2650%	0.2650%	0.0650%	0.1650%	0.2650%	0.0650%
Next $25.0 billion	0.2600%	0.2600%	0.2600%	0.0600%	0.1600%	0.2600%	0.0600%
Next $25.0 billion	0.2550%	0.2550%	0.2550%	0.0550%	0.1550%	0.2550%	0.0550%
Thereafter	0.2500%	0.2500%	0.2500%	0.0500%	0.1500%	0.2500%	0.0500%

CORE PLUS FUND ONLY

Series	Investor Class	A Class	C Class	G Class	I Class	R Class	R5 Class
Core Plus Fund	Yes	Yes	Yes	Yes	Yes	Yes	Yes

J:\LG\ACIT\Management Agreement\6.24.25\Am 1 to ACIT Amended and Restated Mgmt Agmt 6.24.25.docx    Page C-2

American Century Investment Trust

U.S. GOVERNMENT MONEY MARKET FUND ONLY

Rate Schedules
Complex Assets	All Classes
First $2.5 billion	0.3100%
Next $7.5 billion	0.3000%
Next $15.0 billion	0.2985%
Next $25.0 billion	0.2970%
Next $25.0 billion	0.2870%
Next $25.0 billion	0.2800%
Next $25.0 billion	0.2700%
Next $25.0 billion	0.2650%
Next $25.0 billion	0.2600%
Next $25.0 billion	0.2550%
Thereafter	0.2500%

Series	Investor Class	A Class	C Class	G Class
U.S. Government Money Market Fund	Yes	Yes	Yes	Yes

J:\LG\ACIT\Management Agreement\6.24.25\Am 1 to ACIT Amended and Restated Mgmt Agmt 6.24.25.docx    Page C-3

American Century Investment Trust
DIVERSIFIED BOND ONLY

Rate Schedules

Complex Assets	All Other Classes	I Class	G Class	R5 Class	R6 Class	Y Class
First $2.5 billion	0.3100%	0.1100%	0.0600%	0.1100%	0.0600%	0.0800%
Next $7.5 billion	0.3000%	0.1000%	0.0500%	0.1000%	0.0500%	0.0700%
Next $15.0 billion	0.2985%	0.0985%	0.0485%	0.0985%	0.0485%	0.0685%
Next $25.0 billion	0.2970%	0.0970%	0.0470%	0.0970%	0.0470%	0.0670%
Next $25.0 billion	0.2870%	0.0870%	0.0370%	0.0870%	0.0370%	0.0570%
Next $25.0 billion	0.2800%	0.0800%	0.0300%	0.0800%	0.0300%	0.0500%
Next $25.0 billion	0.2700%	0.0700%	0.0200%	0.0700%	0.0200%	0.0400%
Next $25.0 billion	0.2650%	0.0650%	0.0150%	0.0650%	0.0150%	0.0350%
Next $25.0 billion	0.2600%	0.0600%	0.0100%	0.0600%	0.0100%	0.0300%
Next $25.0 billion	0.2550%	0.0550%	0.0050%	0.0550%	0.0050%	0.0250%
Thereafter	0.2500%	0.0500%	0.0000%	0.0500%	0.0000%	0.0200%

Series	Investor Class	G Class	I Class	A Class	C Class	R Class	R5 Class	R6 Class	Y Class
Diversified Bond Fund	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes	Yes

J:\LG\ACIT\Management Agreement\6.24.25\Am 1 to ACIT Amended and Restated Mgmt Agmt 6.24.25.docx    Page C-4